Exhibit 10.5
AMENDMENT NO. 3 TO
SEVERANCE PAY AGREEMENT
     THIS AMENDMENT is made and entered into as of the 12th day of October 2005 by and between Compex Technologies, Inc., a Minnesota corporation (formerly Rehabilicare Inc., and hereafter the “Company”) and Wayne Chrystal, an officer of the Company (“Executive”).
     WHEREAS, the Company and Executive are parties to that Severance Pay Agreement dated as of August 27, 1999 as amended by Amendment No. 2 thereto dated May 8, 2001 (the “Agreement”)
     WHEREAS, the Company desires to further amend the Agreement to comport with certain changes in the Internal Revenue Code
     NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Section 2(i) of the Agreement is hereby amended to restated in its entirety to read as follows:
     (i) If a Change in Control (as defined in Section 3(i) hereof) occurs during the term of this Agreement and:
     (a) the Company, at any time within two years after the Change of Control, shall have exercised its right to terminate the Executive without cause; or
     (b) the Executive shall, at any time prior to March 15 of the calendar year next following the year in which such Change of Control occurs, have voluntarily exercised his option to terminate his employment for Good Reason (as defined in Section 3(ii) hereof) by providing notice of election of this option setting forth in reasonable detail the facts and circumstances claimed to constitute Good Reason, then, in either such case, the terminated Executive shall be entitled to receive the cash payment provided in Section 4 hereof.
2. Section 3(ii) of the Agreement is hereby amended to add a new subsection 3(ii)(e) which shall read in its entirety as follows:
     (e) any requirement that Employee move his office to a location more than 50 miles from the Company’s office occupied by Employee prior to the Change in Control.
     3. The provisions of this Amendment shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from this Amendment and the remaining provisions carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Amendment.
     4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Amendment.
     5. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment.

COMPEX TECHNOLOGIES, INC.

By: /S/ DAN GLADNEY Name: Dan Gladney
Its: Chief Executive Officer

/s/ WAYNE CHRYSTAL

Wayne Chrystal

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